Exhibit 3.4

CERTIFICATE OF OWNERSHIP AND MERGER

OF

DANDRIT BIOTECH USA, INC.

WITH AND INTO

PUTNAM HILLS CORP.

Under Section 253 of the Delaware General Corporation Law

Putnam Hills Corp., a Delaware corporation (the “Surviving Corporation”), hereby certifies as follows:

FIRST:  The Board of Directors of the Surviving Corporation resolved to merge DanDrit Biotech USA, Inc., a Delaware corporation (the “Subsidiary Corporation”), with and into the Surviving Corporation, and a copy of such resolution adopted by the Board of Directors on February 6, 2014 is attached hereto as Exhibit A.

SECOND: The Subsidiary Corporation was incorporated under the laws of the State of Delaware on January 30, 2014 under the name “DanDrit Biotech USA, Inc.”

THIRD: The Surviving Corporation was incorporated under the laws of the State of Delaware on January 18, 2011 under the name “Putnam Hills Corp.”

FOURTH: Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to “DanDrit Biotech USA, Inc.”

FIFTH: The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

DESIGNATION	NUMBER

Common Stock	1,000

Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation’s capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

Signed on February 12, 2014	PUTNAM HILLS CORP.

	By:	/s/ Samir N. Masri
	Name:	Samir N. Masri
	Title:	CEO, CFO, President, Secretary and Director

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

PUTNAM HILLS CORP.

February 6, 2014

The undersigned, being the sole director of the board of directors of Putnam Hills Corp. (the “Board”), a Delaware corporation (the “Company”), acting pursuant to authority granted by the Company’s Bylaws and Section 141(f) of the Delaware General Corporation Law, does hereby adopt the following resolutions by written consent as of February 6, 2014:

AGREEMENT AND PLAN OF SHARE EXCHANGE

WHEREAS, the Company desires to enter into an Agreement and Plan of Share Exchange, substantially in the form attached hereto as Exhibit A (the “Share Exchange Agreement”), by and among the Company, Dandrit BioTech A/S, a Danish company (“Dandrit”) and Niels Erik Nielsen (the “Shareholders’ Representative”), the representative of shareholders owning a majority of the issued and outstanding capital stock of Dandrit (collectively, the “Dandrit Consenting Shareholders” and together will all other holders of the outstanding capital stock of Dandrit, each a “Dandrit Shareholder”, and collectively, the “Dandrit Shareholders”);

WHEREAS, in accordance with the terms and conditions of the Share Exchange Agreement, the Dandrit Consenting Shareholders, desire to exchange no less than ninety percent (90% ) of the issued and outstanding equity interests of Dandrit for up to an aggregate of 6,000,000 shares (the “Putnam Shares”) of the Company’s common stock, par value $0.0001 (the Common Stock”), representing approximately seventy-five percent (75%) of the issued and outstanding shares of Common Stock of the Company after giving effect to the transactions contemplated by the Share Exchange Agreement (collectively, the “Exchange”); inclusive of any Putnam Shares that shall be issuable to any Dandrit Shareholder following the closing of the Exchange that is not a Dandrit Consenting Shareholder in accordance with the applicable rules and regulations of Denmark;

WHEREAS, the Board believes it is in the best interests of the Company to cause the formation of a subsidiary for the purpose of effecting a merger for the purpose of changing the name of the Company to “DanDrit Biotech USA, Inc.” effective at or following the closing of the Exchange;

WHEREAS, the Board (i) has determined that the Exchange is advisable and fair to and in the best interests of the Company and its shareholders and (ii) desires to approve and adopt the Share Exchange Agreement and the Exchange.

NOW, THEREFORE, BE IT:

RESOLVED, that the terms and conditions, and the execution, delivery and performance, of the Share Exchange Agreement be, and the same hereby are, adopted and approved in all respects, and the Exchange, the other transactions contemplated by the Share Exchange Agreement, and all other actions or matters necessary or appropriate to give effect to the foregoing be, and the same hereby are, adopted and approved in all respects; and that the sole officer of the Company (the “Authorized Officer”)  be, and hereby is, authorized, empowered and directed, for and on behalf of the Company and in its name, to execute, acknowledge and deliver the Share Exchange Agreement, with such changes, amendments or modifications as the Authorized Officer may determine to be necessary or advisable, such execution and delivery to be conclusive evidence that such Share Exchange Agreement so executed and delivered, and the transactions contemplated thereby, are authorized by this resolution; and be it further

RESOLVED, that the Authorized Officer be, and hereby is, authorized to execute and deliver any and all other documents as may be required to carry out the resolutions herein, including, but not limited to, certificates, affidavits, application, notices, and any document (including exhibits or schedules) pursuant thereto or to be delivered therewith (collectively, with the Share Exchange Agreement, the “Exchange Related Documents”), such approvals to be conclusively evidenced by the execution, delivery or indication thereof; and be it further

RESOLVED, that the Putnam Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable; and be it further

RESOLVED, that at or following the closing of the Exchange, the Company’s wholly owned subsidiary shall be merged with and into the Company and the Company shall adopt the name of “DanDrit Biotech USA, Inc.”; and

RESOLVED, that the Authorized Officer be, and hereby is, authorized to take or cause to be taken any and all other action, including, without limitation, the execution, acknowledgement, filing, amendment and delivery of any and all papers, agreements, documents, instruments and certificates, as such Authorized Officer may deem necessary or advisable to carry out and perform the obligations of the Company in connection with the transactions contemplated by the Exchange and the Exchange Related Documents including, but not limited to, the issuance of the Putnam Share and any other actions required in coordination with any governmental entity, and to otherwise carry out the purposes and intent of the foregoing resolutions; the performance of any such acts and the execution, acknowledgement, filing and delivery by such officer of any such papers, agreements, documents, instruments and certificates shall conclusively evidence their authority therefor.

CANCELLATION AGREEMENT

WHEREAS, in connection with the Exchange and effective upon the closing of the Exchange, as an inducement for Dandrit and the Dandrit Shareholders to enter into the transactions contemplated by the Share Exchange Agreement, the Company and NLBDIT 2010 Services, LLC (the “Majority Shareholder”) have agreed to enter into a Cancellation Agreement, in substantially the form attached hereto as Exhibit B (the “Cancellation Agreement”), pursuant to which the Company and the Majority Shareholder have agreed that the Majority Shareholder will return 4,400,000 shares of Common Stock held by the Majority Shareholder (the “Cancelled Shares”) to the Company for cancellation and the Company shall instruct its transfer agent of record to return the Cancelled Shares to the Company’s authorized and unissued capital stock.

NOW, THEREFORE, BE IT:

RESOLVED, that the execution, delivery and performance of the Cancellation Agreement is hereby approved in all respects; and that the Authorized Officer of the Company be, and hereby is, authorized, empowered and directed, for and on behalf of the Company and in its name, to execute, acknowledge and deliver the Cancellation Agreement, with such changes, amendments or modifications as the Authorized Officer may determine to be necessary or advisable, such execution and delivery to be conclusive evidence that such Cancellation Agreement so executed and delivered, including all such modifications to the form attached hereto, and the transactions contemplated thereby are authorized by this resolution;

RESOLVED, that effective as of the closing of the Exchange, the Company shall instruct the transfer agent of record to return the Cancelled Shares to the authorized and unissued capital stock of the Company.

2013 STOCK INCENTIVE PLAN

WHEREAS, the Board has determined that it is in the best interests of the Company and it shareholders to approve that certain 2013 Stock Incentive Plan in substantially the form attached hereto as Exhibit C (the “Plan”), effective upon the closing of the Exchange; and

WHEREAS, the Board desires to recommend the Plan for approval to the shareholders of record of the Company as of February 6, 2013 (the “Record Date”).

NOW, THEREFORE, BE IT:

RESOLVED, that the Board believes it to be in the best interests of the shareholders to approve the Plan and the Plan is hereby ratified, confirmed, and approved in all material respects with such changes, amendments or modifications as the Authorized Officer may determine to be necessary or advisable; and be it further

RESOLVED, that the Authorized Officer be and hereby is authorized, empowered and directed, for and on behalf of the Company, to execute and file with the Securities and Exchange Commission (the “SEC”) a Schedule 14C Information Statement substantially in the form attached hereto as Exhibit D (the “Schedule 14C”) notifying the Company’s minority shareholders of the ratification of the Plan;

RESOLVED, that the Authorized Officer of the Company be and hereby is authorized, empowered and directed, for and on behalf of the Company, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the Plan; and

RESOLVED, that the Plan shall be submitted to the holders of a majority of the issued and outstanding Common Stock of the Company as of the Record Date for approval.

SCHEDULE 14F-1 FILING

WHEREAS, in connection with a proposed change in a majority of the directors of the Company by the proposed appointment of the New Directors (as defined below), the Company is required, under applicable securities laws, to file with the SEC an information statement on Schedule 14F-1 (the “Schedule 14F-1”).

NOW, THEREFORE, BE IT:

RESOLVED, that the Schedule 14F-1, attached as Exhibit E hereto as filed with the SEC on January 10, 2014, be, and hereby is, ratified and approved; and be it further

RESOLVED, that the Authorized Officer be, and hereby is, authorized to take or cause to be taken any and all action, including, without limitation, the execution, acknowledgement, filing, amendment and delivery of any and all papers, agreements, documents, instruments and certificates, as such officer may deem necessary or advisable to carry out and perform the obligations of the Company in connection with the filing of the Schedule 14F-1, and to otherwise carry out the purposes and intent of the foregoing resolutions; the performance of any such acts and the execution, acknowledgement, filing and delivery by such officer of any such papers, agreements, documents, instruments and certificates shall conclusively evidence their authority therefor.

RESIGNATION OF DIRECTOR AND APPOINTMENT OF THE NEW DIRECTORS

WHEREAS, pursuant to Section 1.6 of the Share Exchange Agreement, effective immediately upon the Closing, the sole officer and director of the Company shall resign, subject to compliance with Rule 14f-1 under the Securities Act and the directors and officers of Putnam shall be the persons set forth who were directors and officers of Dandrit immediately prior to the Closing.

NOW THEREFORE, BE IT:

RESOLVED, that, in accordance with the Company’s bylaws as currently in effect, effective upon the closing of the Exchange, the Company hereby accepts the resignation of the sole officer and director of the Company pursuant to a Letter of Resignation in substantially the form attached hereto as Exhibit F; and be it further

RESOLVED, that, effective upon the Closing of the Exchange, incompliance with the Schedule 14f-1 and in accordance with the Company’s certificate of incorporation and bylaws as will then be in effect, the number of directors of the Company shall be fixed at five (5), and the Board hereby appoints Dr. Eric Patterson Leire, Robert E. Wolfe, Niels Erik Nielsen, Dr. Jacob Rosenberg and Aldo Petersen (the “New Directors”) to serve as directors on the board.

S-1 REGISTRATION STATEMENT AND SUPER 8-K

WHEREAS, in connection with the Closing of the Exchange the Company agreed to file within four (4) business days following the Closing a prospectus (the “Prospectus”) to a Registration Statement on Form S-1 (the “Registration Statement”), in the form attached hereto as Exhibit G, with the SEC in connection with an initial public offer resale offering (the “Offering”) of up to 2,760,000 shares (the “IPO Shares”) of its Common Stock and up to 1,373,457 shares of Common Stock held by existing shareholders (the “Resale Shares” and together with the IPO Shares, the “Securities”); provided, however, that the number of IPO Shares shall be subject to adjustment upon pricing of the Offering.

NOW, THEREFORE, BE IT:

RESOLVED, that Offering is hereby authorized; and be it further

RESOLVED, that the IPO Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable; and be it further

RESOLVED, that the Resale Shares, when issued, were duly authorized, validly issued, fully paid and nonassessable; and be it further

RESOLVED, that the Prospectus  to the Registration Statement on Form S-1, is hereby approved with such changes as the Board may determine, and that the filing of (i) the Prospectus with the SEC, and (ii) such additional amendments and supplements to the Registration Statement or the Prospectus as the officer executing the same may deem necessary, appropriate or desirable (including any additional registration statement satisfying the requirement of Rule 462(b) promulgated under the Securities Act of 1933 (the "Act")) by the Authorized Officer are hereby authorized on behalf of the Company; and be it further

RESOLVED, that the Authorized Officer is hereby authorized, empowered and directed, on half of the Company, to execute and file with the SEC under the Act any and all post-effective amendments and supplements to the Registration Statement (including the Prospectus) and exhibits and other documents in connection therewith, the Authorized Officer has full power to perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, all in the name, place and stead of the Company, as fully and to all intents and purposes as such officer might or could do in person, and such acts of the Authorized Officer and any such substitute are hereby ratified and approved; and be it further

RESOLVED, that the Authorized Officer is hereby authorized to take any and all actions which he may deem necessary, appropriate or desirable, in connection with the public offering of the Securities contemplated by these resolutions; and be it further

RESOLVED, that any resolutions required to be adopted by the Company by the various states in which exemptions, qualifications or registrations may be sought in connection with the foregoing transactions are hereby adopted and approved, and the Secretary of the Company is hereby instructed to file such resolutions with the minutes of the Company, and all of such resolutions are hereby incorporated and adopted by reference to the same extent as if set forth in full herein.

SUPER 8-K FILING

WHEREAS, in connection with the Exchange, the Company is required, under applicable securities laws, to file with the SEC a Current Report on Form 8-K (the “Super 8-K”).

NOW, THEREFORE, BE IT:

RESOLVED, that the Super 8-K, substantially in the form attached as Exhibit H hereto, be, and hereby is, approved, and that the Company is hereby authorized and directed to file such Super 8-K with the SEC, with any changes thereto as the Authorized Officer may deem necessary or appropriate; and be it further

RESOLVED, that the Authorized Officer be and hereby is, authorized to take or cause to be taken any and all action, including, without limitation, the execution, acknowledgement, filing, amendment and delivery of any and all papers, agreements, documents, instruments and certificates, as such officer may deem necessary or advisable to carry out and perform the obligations of the Company in connection with the filing of the Super 8-K, and to otherwise carry out the purposes and intent of the foregoing resolutions; the performance of any such acts and the execution, acknowledgement, filing and delivery by such officer of any such papers, agreements, documents, instruments and certificates shall conclusively evidence their authority therefor.

CHANGE IN FISCAL YEAR END

WHEREAS, effective as of the closing of the Exchange, the Board believes it to be in the best interests of the Company to change its fiscal year end from March 31 to December 31.

NOW, THEREFORE, BE IT:

RESOLVED, that upon the Closing of the Exchange, the Company’s fiscal year end shall be changed to December 31.

CONSULTING AGREEMENT

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to enter into that certain Consulting Agreement in substantially the form attached hereto as Exhibit I (the “Consultant Agreement”) with Paseco APS (the “Consultant”) pursuant to which the Company agreed to issue up to an aggregate of 1,400,000 shares of Common Stock (the “Consultant Shares”) of the Company to the Consultant and its designees for consulting services rendered in connection with the Share Exchange Agreement and the transactions contemplated thereby.

NOW, THEREFORE, BE IT:

RESOLVED, that the terms and conditions, and the execution, delivery and performance, of the Consultant Agreement be, and the same hereby are, adopted and approved in all respects, and the Exchange, the other transactions contemplated by the Consultant Agreement, and all other actions or matters necessary or appropriate to give effect to the foregoing be, and the same hereby are, adopted and approved in all respects; and that the Authorized Officer of the Company  be, and hereby is, authorized, empowered and directed, for and on behalf of the Company and in its name, to execute, acknowledge and deliver the Consultant Agreement, with such changes, amendments or modifications as the Authorized Officer may determine to be necessary or advisable, such execution and delivery to be conclusive evidence that such Consultant Agreement so executed and delivered, and the transactions contemplated thereby, are authorized by this resolution; and be it further

RESOLVED, that the Consultant Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable; and be it further

DISMISSAL OF CURRENT AUDITOR; ENGAGEMENT OF NEW AUDITOR

WHEREAS, Raich Ende Malter & Co. LLP (“REM”) is the independent registered public accounting firm that audited the Company’s financial statements for the year ended March 31, 2013;

WHEREAS, Gregory & Associates, LLC (“Gregory”) is the independent registered public accounting firm that audited Dandrit’s financial statements for the years ended December 31, 2012 and 2011;

WHEREAS, the Board has determined, after receipt of a letter that Gregory shall be considered independent for purposes of auditing the Company’s consolidated financial statements for the fiscal year ended December 31, 2013; and

WHEREAS, because the Company will be continuing the business of Dandrit following the Exchange, the Board has determined that it would be in the best interest of the Company that REM be dismissed, and Gregory engaged, as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2013, effective as of the closing of the Exchange.

NOW, THEREFORE, BE IT:

RESOLVED, that the Board hereby terminates REM as the Company’s independent registered public accounting firm, effective as of the closing of the Exchange;

RESOLVED, that the Board hereby engages Gregory as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2013 and to perform certain tax services;

RESOLVED, that the Authorized Officers of the Company are, and each acting singly hereby is, authorized to execute, acknowledge, seal and deliver an engagement letter to be entered into by and between the Company and Gregory and any and all agreements in connection with such engagement in the name and on behalf of the Company, in such forms and with such changes therein as such officers, in their discretion, shall determine to be necessary or appropriate, the execution and delivery thereof to be conclusive evidence that the same were authorized by this resolution, and further to make such filings with the SEC as are required by applicable securities laws.

GENERAL AUTHORITY

RESOLVED, that the Authorized Officer of the Company be, and hereby is, authorized to do or cause to be done any and all such other acts and things and to execute and deliver any and all such further documents contemplated by the actions approved above, as such officer or officers so acting deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions, the taking of any such actions or the execution or delivery of any such documents by such officer to be conclusive evidence that the same were authorized by these resolutions.

RESOLVED, that any and all actions heretofore or hereafter taken in the name or on behalf of the Company in good faith in furtherance of the purposes of the foregoing resolutions or in connection with the actions contemplated therein are hereby approved, adopted, ratified and confirmed as the acts and deeds of the Company.

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single Written Consent.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has subscribed his name as the sole director of the Company as of the date first set forth above in attestation to the accuracy of the foregoing Written Consent and of the approval of all actions taken as recited therein.

SOLE DIRECTOR:

/s/ Samir N. Masri
Samir N. Masri